EXHIBIT 24

LIMITED POWER OF ATTORNEY

Thomas McNaughton (the “McNaughton”) hereby appoints Burns & Levinson LLP of Boston, Massachusetts, acting through its designated attorneys and paralegals, to be the true and lawful attorney-in-fact (his “Attorney”) in his name and on his behalf in connection with his compliance with all state, federal, and foreign securities regulations, including executing and delivering all forms and documents (and amendments thereto) as may be necessary to comply with pertinent rules and regulations promulgated by the Securities and Exchange Commission, any state securities administrators, or any foreign securities regulators, and all actions necessary in connection thereto. This Power of Attorney will be effective until such time as McNaughton revokes these Powers in writing or such time as the Attorney resigns from its appointment in writing.

McNaughton hereby ratifies, confirms, adopts, and approves in all respects the actions taken or to be taken by his Attorney in the exercise of the powers hereby conferred upon it, including whatsoever shall be done between the revocation of this Power of Attorney, and the time of such revocation's being known to his Attorney, it being hereby stipulated that any person, corporation or governmental authority dealing with his Attorney in good faith may accept as conclusive evidence of that fact a statutory declaration made immediately before or made after any act or thing done in the exercise of the powers hereby conferred by his Attorney to the effect that it has not received any notice or information of the revocation of this Power of Attorney.

McNaughton hereby agrees that his Attorney may rely entirely on information furnished orally or in writing by him to such Attorney. McNaughton also hereby agrees that his Attorney shall not be liable for any error of judgment or for any act reasonably done or step reasonably taken or omitted in good faith, and that he agrees to indemnify, defend on a current basis, and hold harmless his Attorney from and against any and all claims, obligations, liabilities or causes of action asserted by any person relating to or arising out of, or as a consequence of, any such action or omission hereunder. McNaughton acknowledges that his Attorney is not assuming any of his responsibilities to comply with any state, federal, and foreign securities regulations.

This Power of Attorney may be filed with the Securities and Exchange Commission, any other federal, state or foreign securities regulators, and other entities as a confirming statement of the authority granted herein.

IN WITNESS whereof this Power of Attorney has been duly executed this 23rd day of March, 2013.

/s/ Thomas McNaughton
Thomas McNaughton